UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2005

SPINNAKER EXPLORATION COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-16009	76-0560101
(Commission File Number)	(IRS Employer Identification No.)

1200 Smith Street, Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 759-1770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Spinnaker Exploration Company (NYSE: SKE) today provided an update of its Gulf of Mexico operations relative to the effects of Hurricane Rita.

Preliminary inspections have found only minimal damage to Spinnaker’s production assets in the Gulf of Mexico related to Hurricane Rita. Minor facility repairs will be required in some cases and planning for those repairs is underway. Likewise, the Company is unaware of any major damage to non-operated facilities in which it owns interest, including the Front Runner Spar and related export pipelines.

It appears that some midstream and downstream facilities (pipelines and processing plants) not owned by the Company but which service certain of the Company’s production have sustained damage that will delay the return of some of Spinnaker’s production. Most of these facilities are located in the Western and West-Central Gulf of Mexico.

The Company anticipates that 50%-55% of its net production will be back online next week and that a total of 80% of its net production will be back online within 15-20 days. The remainder of Spinnaker’s net production should return over a period of three weeks to three months.

One drilling operation has been suspended due to rig damage incurred as a result of Hurricane Rita. That rig is currently under tow to a Gulf Coast shipyard and repairs are estimated to take six weeks. The rig will return to the Spinnaker location at that time.

Spinnaker Exploration Company is an independent energy company engaged in the exploration, development and production of oil and gas in the U.S. Gulf of Mexico and West Africa. To learn more about Spinnaker, the Company’s website may be accessed at www.spinnakerexploration.com.

Certain statements in this disclosure are forward-looking and are based upon Spinnaker’s current belief as to the outcome and timing of future events that are subject to numerous uncertainties. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include the timing and extent of changes in oil and gas prices, operating risks and other risk factors as described in Spinnaker’s Annual Report on Form 10-K for the year ended December 31, 2004 and its other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Spinnaker’s actual results and plans could differ materially from those expressed in the forward-looking statements. The forward-looking statements in this disclosure are made only as of the date hereof, and Spinnaker undertakes no obligation to update such forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPINNAKER EXPLORATION COMPANY

Date:	September 29, 2005	By: /s/ JEFFREY C. ZARUBA

		Name:	Jeffrey C. Zaruba
		Title:	Vice President, Treasurer and Assistant Secretary

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